Exhibit 10.7

AMENDMENT NO. 2, ASSIGNMENT AND AGREEMENT

This AMENDMENT NO. 2, ASSIGNMENT AND AGREEMENT (“Agreement”) dated as of April 28, 2006 (“Effective Date”) is among Cano Petroleum, Inc., a Delaware corporation (“Borrower”), the Guarantors (as defined below), the Lenders (as defined below), and Union Bank of California, N.A., as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).

RECITALS

A.            The Borrower is party to that certain Credit Agreement dated as of November 29, 2005, as amended by the Amendment No. 1 dated as of February 24, 2006 (as so amended, the “Credit Agreement”) among the Borrower, the lenders party thereto from time to time (the “Lenders”), the Administrative Agent, and the Issuing Lender.

B.            In connection with such Credit Agreement, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., W.O. Operating Company, Ltd, W.O. Production Company, Ltd, and Pantwist, LLC (collectively, the “Guarantors” and individually, a “Guarantor”) executed and delivered a Guaranty Agreement dated as of November 29, 2005 in favor of the Administrative Agent for the ratable benefit of the Beneficiaries (as defined therein), as supplemented by that certain Supplement No. 1 dated of even date herewith made by Pantwist, LLC as a new Guarantor (as so supplemented, the “Guaranty”).

C.            Pantwist, LLC intends to acquire certain oil and gas assets located in the State of Texas from Myriad Resources Corporation and affiliates thereof (the “Acquisition”) pursuant to the terms of that certain Asset Purchase and Sale Agreement among Myriad Resources Corporation, Westland Energy Company, and PAMTEX, a Texas general partnership composed of PAMTEX GP1 Ltd. and PAMTEX GP2 Ltd. as sellers, and the Borrower as the purchaser and dated April 25, 2006, as assigned from the Borrower to Pantwist, LLC (the “PSA”).

D.            The Borrower has requested that the Lenders increase the Borrowing Base (as defined in the Credit Agreement) in order to use the proceeds from loans under the Credit Agreement to fund the Acquisition.

E.             In connection with the Credit Agreement, Natexis Banques Popularies, as a Lender under the Credit Agreement (“Assignor”) wishes to assign a certain percentage of its rights and obligations under the Credit Agreement as a Lender to Union Bank of California, N.A., as a Lender under the Credit Agreement (“Assignee”).

F.             After giving effect to such assignment from the Assignor to the Assignee as provided herein, the Borrower, the Lenders and the Administrative Agent wish to, subject to the terms and conditions of this Agreement, (1) increase the Borrowing Base as provided herein, and (2) make certain other amendments to the Credit Agreement as provided herein.

THEREFORE, the Borrower, the Guarantors, the Lenders, and the Administrative Agent hereby agree as follows:

Section 1.              Defined Terms.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 2.              Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 3.              Assignment.  Assignor hereby sells and assigns to Assignee, without recourse and without representation or warranty other than as expressly provided herein, and the Assignee hereby purchases and assumes from Assignor, such percentage in and to all of the Assignor’s rights and obligations under the Credit Agreement as a Lender (including, without limitation, such percentage interest in the Advances owing to the Assignor and the Assignor’s risk participation and funded participation in Letter of Credit Obligations existing as of the date hereof (prior to the effectiveness of this Agreement) that would result in the Assignor and the Assignee having the respective Commitments set forth next to its name on the signature page hereof.  After giving effect to the sale and assignment pursuant to this Section 3, each Lender’s respective Commitment will be as set forth next to its name on the signature page hereof.  Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien created or purported to be created under or in connection with, the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any other Person or the performance or observance by Borrower or any other Person of any of its respective obligations under the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith.  The Assignee agrees that it will, independently and without reliance upon the Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any of the other Loan Documents or any other instrument or document.

Section 4.              Amendments to Credit Agreement.

(a)           Section 1.01 of the Credit Agreement is amended by inserting the following new definitions in alphabetical order:

“Amendment No. 2” means the Amendment No. 2 and Agreement dated as of April 28, 2006 among the Borrower, the Guarantors, the Lenders, the Administrative Agent and the Issuing Lender, which amends this Agreement.

“Twister Oil and Gas Properties” means the Oil and Gas Properties acquired by Pantwist, LLC from Myriad Resources Corporation and certain affiliates thereof pursuant to that certain Asset Purchase and Sale Agreement among Myriad Resources Corporation, Westland Energy Company, and PAMTEX, a Texas general partnership composed of PAMTEX GP1 Ltd. and PAMTEX GP2 Ltd. as sellers, and the Borrower as the purchaser and dated April 25, 2006 and assigned by the Borrower to Pantwist, LLC.

(b)           The last sentence of Section 2.02(a) of the Credit Agreement is deleted in its entirety and replaced with the following:

The Borrowing Base shall be determined in accordance with the standards set forth in Section 2.02(d), is subject to periodic redetermination pursuant to Sections 2.02(b) and 2.02(c), and shall automatically reduce as set forth in Section 2.02(e).

(c)           Section 2.02 of the Credit Agreement is hereby amended by adding the following new clause (e) to the end thereof:

(e)           Notwithstanding anything herein to the contrary, the Borrowing Base shall automatically, and without any requirement or condition or notice to the Borrower (which the Borrower hereby expressly waives), decrease by $5,000,000  effective as of December 31, 2006.

(d)           Section 2.05 of the Credit Agreement is hereby amended by adding the following new clause (f) to the end thereof:

(f)            Triggered Mandatory Prepayment.  If, as of a fiscal quarter end occurring after the effective date of Amendment No. 2, and calculated pursuant to Section 6.18 hereof, the ratio of the Borrower’s consolidated Debt to consolidated EBITDA exceeds 3.00 to 1.00, then on or prior to the immediately following fiscal quarter end, the Borrower shall prepay the Advances or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, in an amount equal to the greater of (i) $20,000,000 and (ii) an amount necessary to cause the ratio of the Borrower’s consolidated Debt to consolidated EBITDA to be less than 3.00 to

1.00.  The prepayment required pursuant to this Section 2.05(f) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date.  Such prepayment shall be applied to the Advances as determined by the Administrative Agent and agreed to by the Lenders in their sole discretion.  Once a prepayment, together with interest and costs, as required herein, is made pursuant to this Section 2.05(f), this Section 2.05(f) shall cease to apply.

(e)           Section 4.07(a) of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

There is no pending or, to the best knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any of the Guarantors before any court, Governmental Authority or arbitrator which could reasonably be expected to cause a Material Adverse Change other than as set forth in Schedule 4.07 or which purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note, or any other Loan Document.

(f)            Section 5.06(d) of the Credit Agreement is deleted in its entirety and replaced with the following:

(d)          Production and Hedging Reports.  As soon as available and in any event within 45 days after the end of each fiscal quarter, commencing with the fiscal quarter ending March 31, 2006, a report certified by a Responsible Officer of the Borrower in form and substance satisfactory to the Administrative Agent prepared by the Borrower (i) covering each of the Oil and Gas Properties of the Borrower and its Subsidiaries (other than the Barnett Shale Properties) and detailing on a quarterly basis (A) the production, revenue, and price information and associated operating expenses for each such quarter, (B) any changes to any producing reservoir, production equipment, or producing well during each such quarter, which changes could cause a Material Adverse Change, and (C) any sales of the Borrower’s or any Subsidiaries’ Oil and Gas Properties during each such quarter (other than the Barnett Shale Properties), (ii) setting forth a true and complete list of all Hedge Contracts of the Borrower and its Subsidiaries and detailing the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement, and (iii) certifying the Borrower’s compliance with Section 5.12 hereof.

(g)           Section 5.12 of the Credit Agreement is deleted in its entirety and replaced with the following:

Section 5.12         Hedging Arrangements.  The Borrower shall:

(a) maintain the Hydrocarbon Hedge Agreements in existence on March 31, 2006 and as described in Schedule 5.12 for a minimum period of at least three years as of the end of December 31, 2006 and as of the end of each six month period ending thereafter,

(b) on or before 10 days following the effective date of Amendment No. 2, cause Pantwist, LLC to enter into, and from and after such date, maintain (i) Hydrocarbon Hedge Agreements covering not less than 50% of the “proved, developed and producing” crude oil reserves attributable to the Twister Oil and Gas Properties for a minimum period of at least three years as of the effective date of Amendment No. 2 and as of the end of each two fiscal quarter period ending thereafter, and at a minimum floor of $60 per Bbl, and (ii) Hydrocarbon Hedge Agreements covering not less than 50% of the “proved, developed and producing” natural gas reserves attributable to the Twister Oil and Gas Properties for a minimum period of at least three years as of the effective date of Amendment No. 2 and as of the end of each two fiscal quarter period ending thereafter, and with a weighted average contract price of $7.60 per Mcf, and

(c) notwithstanding any of the foregoing, maintain Hydrocarbon Hedge Agreements covering no less than 50% and no more than 80% of the production volumes attributable to “proved, developed and producing” Proven Reserves of the Borrower’s and its Subsidiaries’ Oil and Gas Properties.

(h)           A new Schedule 4.07 to the Credit Agreement is added as set forth in Schedule 4.07 attached to this Agreement.

(i)            Schedule 4.21 to the Credit Agreement is replaced in its entirety with the Schedule 4.21 attached to this Agreement.

Section 5.              Increase in the Borrowing Base.  Subject to the terms of this Agreement, the Lenders and the Borrower hereby agree that as of the Effective Date the Borrowing Base shall be $55,000,000 and such Borrowing Base shall remain in effect at that level until the Borrowing Base is redetermined or reduced in accordance with the Credit Agreement, as amended hereby.

Section 6.              Borrower Representations and Warranties.  The Borrower represents and warrants that: (a) the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents, as amended hereby, are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure Borrower’s obligations under the Loan Documents.

Section 7.              Guarantors Representations and Warranties.  Each Guarantor represents and warrants that: (a) the representations and warranties contained in the Guaranty and the representations and warranties contained in the other Loan Documents, as amended hereby, are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate, limited liability company, or partnership power and authority of such Guarantor and have been duly authorized by appropriate corporate, limited liability company, or partnership action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of such Guarantor enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; (f) it has no defenses to the enforcement of the Guaranty; and (g) the Liens under the Security Instruments are valid and subsisting and secure such Guarantor’s and the Borrower’s obligations under the Loan Documents.

Section 8.              Conditions to Effectiveness.  This Agreement, the increase in the Borrowing Base, and the amendments to the Credit Agreement provided herein shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)           The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, and the Lenders.

(b)           New Notes evidencing the new Commitments of the Lenders as a result of the assignment effected pursuant hereto.

(c)           The Borrower or the respective Guarantor shall have delivered fully executed, multiple originals of new Mortgages or supplements to existing Mortgages, in form and substance acceptable to the Administrative Agent, and encumbering the Oil and Gas Properties acquired under the Acquisition.

(d)           The Administrative Agent shall have received a fully executed, correct and complete copy of the PSA and all other documents, agreements, instruments and amendments, if any, related thereto and certified as such by a duly authorized officer of the Borrower.

(e)           The Administrative Agent shall have received all requested lien releases, title opinions and other title due diligence material satisfactory to it evidencing the title to the Oil and Gas Properties to being acquired under the PSA and which are to be considered in determining the Borrowing Base.

(f)            All conditions to the effectiveness of the Acquisition, other than the payment of the purchase price, shall have been met pursuant to the terms of the PSA.

(g)           No Default shall have occurred and be continuing as of the Effective Date.

(h)           The representations and warranties in this Agreement shall be true and correct in all material respects.

(i)            The Borrower shall have paid (i) a fee in the amount of $125,000 for the pro rata account of the Lenders (after giving effect to the assignment provided herein) in consideration of the Borrowing Base increase as required under Section 2.08(d) of the Credit Agreement, (ii) the fees required under that certain fee letter of even date herewith between the Administrative Agent and the Borrower, and (iii) all fees and expenses of the Administrative Agent’s outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date.

Section 9.              Acknowledgments and Agreements.

(a)           The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(b)           The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.  Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Loan Documents.

(c)           Each of the Borrower, the Guarantors, Administrative Agent, and Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and the Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, and the Guaranty, are not impaired in any respect by this Agreement.

(d)           From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.

(e)           This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations,

warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 10.            Reaffirmation of the Guaranty.  Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in the Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 11.            Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 12.            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 13.            Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 14.            Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 15.            Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON NEXT PAGE]

EXECUTED effective as of the date first above written.

BORROWER:	CANO PETROLEUM, INC.

	By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
Chief Executive Officer

GUARANTORS:	SQUARE ONE ENERGY, INC.
LADDER COMPANIES, INC.
W.O. ENERGY OF NEVADA, INC.
WO ENERGY, INC.
PANTWIST, LLC

	Each by:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
President

W.O. OPERATING COMPANY, LTD.
By: WO Energy, Inc., its general partner

	By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
President

W.O. PRODUCTION COMPANY, LTD.
By: WO Energy, Inc., its general partner

	By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
President

Signature Page to Amendment No. 2, Assignment and Agreement

ADMINISTRATIVE AGENT/
ISSUING LENDER:	UNION BANK OF CALIFORNIA, N.A.,

	By:	/s/ Kimberly Coil
Kimberly Coil
Vice President

$81,818,181.82	UNION BANK OF CALIFORNIA, N.A.,
as a Lender and as the Assignee

	By:	/s/ Kimberly Coil
Kimberly Coil
Vice President

$18,181,818.18	NATEXIS BANQUES POPULAIRES
as a Lender and as the Assignor

	By:	/s/ Donovan C. Broussard
	Name:	Donovan C. Broussard
	Title:	Vice President & Group Manager

	By:	/s/ Louis P. Laville, III
	Name:	Louis P. Laville, III
	Title:	Vice President & Group Manager

SCHEDULE 4.07

LITIGATION

On March 24, 2006, the Borrower and certain of the Guarantors were sued for claims relating to the March fires that occurred on properties operated by W.O. Operating Company, Ltd.  The case is entitled: In the 100th Judicial District Court of Carson County, Texas, Cause No. 9840, The Tom L. and Anne Burnett Trust, by Anne Burnett Windfohr, Windi Phillips, Ben Fortson, Jr., George Beggs, III and Ed Hudson, Jr., as Co-Trustees; Anne Burnett Windfohr; and Burnett Ranches, Ltd., Plaintiffs, v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc.; W.O. Operating Company, Ltd. and W.O. Energy, Inc., Defendants.

On April 13, 2006, the Borrower and certain of the Guarantors received notice that they were sued for claims relating to the March fires that occurred on properties operated by W.O. Operating Company, Ltd.  As of this date, neither the Borrower nor any of the Guarantors have been served with process in this case.  The case is entitled: Joseph Craig Hutchison, et ux vs. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc.; W.O. Operating Company, Ltd. and W.O. Energy, Inc.  The plaintiffs’ attorney has also indicated that he will be adding two additional plaintiffs in this case, the Chisum Family Limited Partnership and the Haggard Trust.

SCHEDULE 4.21

MATERIAL AGREEMENTS

Engagement for Professional Services by and between Cano Petroleum, Inc. and Bainbridge Capital dated April 14, 2005.

Gas Purchase and Processing Agreement by and between Ladder Energy Company and ScissorTail Energy, LLC dated September 1, 2004.

Gas Sales and Purchase Agreement by and between Alliant Energy Desdemona, LP and KenMor Properties, LLC dated March 1, 2005.

Agreement by and between Square One Energy, Inc. and KenMor Properties, LLC dated October 7, 2005 (in which KenMor Properties, LLC assigns, transfers and conveys to Square One Energy, Inc. all of its right, title and interest in and to the Gas Sales and Purchase Agreement by and between Alliant Energy Desdemona, LP and KenMor Properties, LLC dated March 1, 2005), as amended by a First Amendment to Agreement dated October 7, 2005.

Gas Purchase Contract by and between Ladder Energy Company and Western Gas Resources, Inc. dated January 7, 1998.

Gas Purchase Contract by and between Square One Energy, Inc. and Newpoint Gas Services, Inc. dated April 21, 2004.

Crude Oil Purchase Agreement by and between Ladder Energy Company and Sunoco, Inc. (R&M) dated February 1, 2000, as amended by a letter agreement between Sunoco Partners Marketing & Terminals, L.P. and Ladder Energy Company dated September 12, 2005.

Crude Oil Purchase Agreement by and between Ladder Energy and Coffeyville Resources Crude Transportation dated October 4, 2005.

Natural Gas Liquid Mix Agreement by and between Square One Energy, Inc. and Dufour Petroleum, L.P. dated July 1, 2004, as amended by Amendment Letter dated October 1, 2005 and as amended by Amendment Letter dated November 1, 2005.

Office Lease Agreement by and between Ft. Worth Plaza Limited Partnership, a Texas limited partnership, as Landlord and Cano Petroleum, Inc. (assignee of Cano Energy Corporation), as Tenant, purportedly dated April 10, 2001, as amended by the First Amendment to Lease Agreement dated September 19, 2001.

Consulting Agreement by and between Cano Petroleum, Inc. and Reservoir Solutions, Inc. dated August 15, 2005.

Lignin Surfactant System Development Agreement by and between Cano Petroleum, Inc. and Reservoir Solutions, Inc. dated July 20, 2005.

Stock Purchase Agreement by and between Cano Petroleum, Inc., W. O. Energy of Nevada, Inc., Miles O’Loughlin and Scott White dated November 29, 2005.

Employment Agreement by and between Huron Ventures, Inc. and Michael J. Ricketts dated May 28, 2004.

Employment Agreement by and between Huron Ventures, Inc. and Thomas Cochrane dated May 28, 2004.

Employment Agreement by and between Cano Petroleum, Inc. and James K. Teringo, Jr. dated July 11, 2005.

Compensation Reimbursement Agreement by and between Cano Petroleum, Inc. and Sabine Production Operating, LLC dated October 31, 2005.

Omnibus Agreement by and between Cano Petroleum, Inc., Carlile Management, LLC, Haddock Enterprises, LLC and Sabine Production Partners, LP dated October 31, 2005.

Amended and Restated Regulations of Sabine Production Operating, LLC executed by Cano Petroleum, Inc., Haddock Enterprises, LLC and Carlile Management, LLC, effective as of August 3, 2005.

2005 Directors’ Stock Option Plan of Cano Petroleum, Inc.

Gas Purchase and Sales Contract by and between Arrow Oil and Gas, Inc. and STP, Inc. dated August 15, 2002.

Management Stock Pool Agreement dated May 28, 2004 among Huron Ventures Inc. and The Shareholders of Davenport Field Unit Inc.

Management Stock Pool Escrow Agreement dated May 28, 2004 by and among Huron Ventures Inc. and S. Jeffrey Johnson, et al.

Purchase and Sale Agreement dated August 16, 2004, by and between Cano Energy Corporation and Cano Petroleum, Inc.

Purchase and Sale Agreement dated September 2, 2004, by and between Nowata Oil Properties LLC and Cano Petroleum, Inc.

Purchase and Sale Agreement dated February 6, 2005, by and between Square One Energy, Inc. and Cano Petroleum, Inc.

Subscription Agreement dated October 8, 2004 by and between Cano Petroleum, Inc. and Randall Boyd.

Stock Option Agreement dated December 16, 2004, between Cano Petroleum, Inc. and Gerald W. Haddock.

Form of Subscription Agreement dated March 18, 2005.

Letter Agreement dated March 29, 2005 among the Haddock Enterprises, LLC, Cano Petroleum, Inc. and Kenneth Carlile.

Sabine Production Partners, LP Transaction Summary dated August 4, 2005.

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Howard Hughes Medical Institute.

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and The Robert Wood Johnson Foundation.

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Laborers’ District Council and Contractors’ of Ohio Pension Fund.

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Ohio Carpenters’ Pension Fund.

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and New York Nurses Association Pension Plan.

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Public Sector Pension Investment Board.

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Spindrift Investors (Bermuda) L.P.

Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Spindrift Partners, L.P.

Non-Qualified Stock Option Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and James K. Teringo, Jr.

Subscription Agreement dated September 14, 2005 by and between Cano Petroleum, Inc. and Touradji Global Resources Master Fund, Ltd.

Subscription Agreement dated September 14, 2005 by and between Cano Petroleum, Inc. and Renaissance US Growth Investment Trust PLC.

Subscription Agreement dated September 14, 2005 by and between Cano Petroleum, Inc. and BFS US Special Opportunities Trust PLC.

Subscription Agreement dated September 14, 2005 by and between Cano Petroleum, Inc. and Crestview Capital Master, LLC.

Gas Purchase Contract between W.O. Operating Company, Ltd. and Duke Field Services LP dated November 1, 2003.

Gas Purchase and Sales Agreement dated September 1, 1975, between Skelly Oil Company, as Seller, and Phillips Petroleum Company, as Buyer.

Gas Purchase Contract between W.O. Operating Company, as Seller, and GPM Gas Corporation, as Buyer, dated March 15, 1994.

Gas Purchase Contract between Hugoton Energy Corporation, as Seller, and GPM Gas Corporation, as Buyer, dated August 3, 1995, covering Sections 3 and 4, Block Y, M&C Survey, Hutchinson County, Texas.

Crude Oil Purchase Contract between W.O. Operating Company, as Seller, and Diamond Shamrock Refining Company LP, dated August 6, 2001 (Valero is successor to Diamond Shamrock on this contract).

Gas Purchase Contract by and between W.O. Operating Company Limited, as Seller, and OneOK Texas Field Services LP, as Buyer, dated January 1, 2005.

Gas Purchase Contract between W.O. Operating Company, as Seller, and GPM Gas Corporation, as Buyer, dated March 15, 1995.

Gas Purchase Contract dated August 3, 1995 by and between W.O. Operating Company and Duke Energy Field Services, as amended on August 1, 2005 and September 1, 2005.

Oil Marketing Agreement dated January 13, 1994 by and between W.O. Operating Company and Pan Mark, Inc.

Registration Rights Agreement by and between Cano Petroleum, Inc. and Miles O’Loughlin dated November 29, 2005.

Registration Rights Agreement by and between Cano Petroleum, Inc. and Scott White dated November 29, 2005.

Credit Agreement among Cano Petroleum, Inc., as Borrower, The Lenders Party Hereto from Time to Time, as Lenders, and Union Bank of California, N.A., as Administrative Agent and as Issuing Lender, dated November 29, 2005.

Subordinated Credit Agreement among Cano Petroleum, Inc., as Borrower, The Lenders Party Hereto From Time to Time, as Lenders, and Energy Components SPC EEP Energy Exploration and Production Segregated Portfolio, as Administrative Agent, dated November 29, 2005.

Guaranty Agreement by and among Ladder Companies Inc., Square One Energy, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., W.O. Operating Company, Ltd. and W.O. Production Company, Ltd. in favor of Union Bank of California, N.A., as Administrative Agent, dated November 29, 2005.

Guaranty Agreement by and among Ladder Companies Inc., Square One Energy, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., W.O. Operating Company, Ltd. and W.O. Production Company, Ltd. in favor of Energy Components SPC EEP Energy Exploration and Production Segregated Portfolio, as Administrative Agent, dated November 29, 2005.

Escrow Agreement by and among Cano Petroleum, Inc., Miles O’Loughlin, Scott White and The Bank of New York Trust Company, N.A., as Escrow Agent, dated November 29, 2005.

Pledge Agreement by and among Cano Petroleum, Inc., W.O. Energy of Nevada, Inc. and WO Energy, Inc. in favor of Union Bank of California, N.A., as Administrative Agent, dated November 29, 2005.

Security Agreement by and among Cano Petroleum, Inc., Ladder Companies Inc., Square One Energy, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., W.O. Operating Company, Ltd. and W.O. Production Company, Ltd. in favor of Union Bank of California, N.A., as Administrative Agent, dated November 29, 2005.

Cano Petroleum, Inc. 2005 Long-Term Incentive Plan.

Form of Stock Option Agreement.

Summary of terms of purchase of overriding royalty interests by Cano Petroleum, Inc. from THEprivate Energy Company, Inc. dated December 27, 2005.

Summary Sheet:  Director Compensation.

Employment Agreement between Cano Petroleum, Inc. and S. Jeffrey Johnson effective January 1, 2006.

Amendment to Employment Agreement of Michael J. Ricketts effective January 1, 2006.

Amendment to Employment Agreement of Thomas Cochrane effective January 1, 2006.

Amendment to Employment Agreement of James K. Teringo, Jr. effective January 1, 2006.

Amendment No. 1 dated February 24, 2006, to the $100,00,000 Credit Agreement among Cano Petroleum, Inc., as Borrower, The Lenders Party Hereto From Time to Time as Lenders and Union Bank of California, N.A., as Administrative Agent and as Issuing Lender dated November 29, 2005.

Gas Purchase Agreement dated 5-2-90 Between Maple Gas Corporation (Buyer) and Myriad Resources Corporation (Seller).

Gas Purchase and Sales Agreement dated 2-1-74 between Phillips Petroleum Company (Buyer) and Sohio Petroleum Company (Seller).

Gas Purchase Contract dated 11-1-87 between George A. Smith (Seller) and Westar Transmission Company [now Oneok Field Services] (Buyer).

Gas Purchase Contract dated January 14, 1998, between Myriad Resources Corporation (Seller) and GPM Gas Corporation (Buyer).

Gas Services and/or Purchase Agreement dated 7-20-99, by and between Myriad Resources Corporation (Owner) and Dynegy Midstream Services).

Gas Purchase Contract dated May 10, 1990, by and between Myriad Resources, as Seller, and Phillips 66 Natural Gas Company, as Buyer, covering Section 94, Block B-2, H&GN RR Company Survey, Gray County, Texas.

Gas Purchase Contract dated 10-31-95, between GPM Gas Corporation (Buyer) and Pamtex, Inc., et al (Seller).

Gas Purchase Contract dated 11-20-92 (Contract No. PAM0548-00R), between Rio Petroleum, Inc. (Seller) and GPM Gas Corporation (Buyer); as amended by instruments dated 6-1-99, 11-2-98 and 12-16-97.

Gas Purchase Agreement dated March 1, 2003, by and between Oneok Texas Field Services, LP (Buyer), and Myriad Resources Corporation (Seller) covering the E/2NW/4 and W/2NE/4, Section 67, Block 4, I&GN Survey, Carson County, Texas.

Gas Purchase Contract dated June 23, 1994, by and between Myriad Resources Corporation, as Seller, and GPM Gas Corporation, as Buyer, covering the NE/4 Section 33, Block B-2, H&GN Survey, Gray County, Texas.

Casinghead Gas Contract dated February 23, 1949, by and between Danciger Oil & Refining Company and Phillips Petroleum Company, as amended and extended.

Gas Purchase Contract dated 8-13-96, between GPM Gas Corporation (Buyer) and Myriad Resources Corporation (Seller).  Covers Section 3, J.T. Sneed Survey.

Agreement dated June 25, 1928, by and between Roxana Petroleum Corporation and Danciger Oil & Refining Company of Texas covering the E 80 acres of SW/4, Section 5, Block 1, ACH&B Survey, Gray County, Texas.

Gas Purchase Contract dated 8-13-96, between GPM Gas Corporation (Buyer) and Myriad Resources Corporation (Seller).  Covers Section 3, J.T. Sneed Survey.

Gas Purchase Contract dated 10-1-04, between Oneok Texas Field Services, L.P. (Buyer) and Pamtex, Inc. (Seller).  /4 and the E/2 NW/4, Section 127, Block 3, I&GN RR Co. Survey.

Agreement dated June 25, 1928, by and between Roxana Petroleum Corporation and Danciger Oil & Refining Company of Texas covering the E 80 acres of SW/4, Section 5, Block 1, ACH&B Survey, Gray County, Texas.

Gas Purchase Contract dated May 10, 1990, by and between Myriad Resources, as Seller, and Phillips 66 Natural Gas Company, as Buyer, covering Section 94, Block B-2, H&GN RR Company Survey, Gray County, Texas.

Casinghead Gas Contract dated February 23, 1949, by and between Danciger Oil & Refining Company and Phillips Petroleum Company, as amended and extended.

Asset Purchase and Sale Agreement among Myriad Resources Corporation, Westland Energy Company, and PAMTEX, a Texas general partnership composed of PAMTEX GP1 Ltd. and PAMTEX GP2 Ltd. as sellers, and the Borrower as the purchaser and dated April 25, 2006, as assigned from the Borrower to Pantwist, LLC